UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2005, the Compensation and Organization Committee ("Committee") of the Board of Directors of Cleveland-Cliffs Inc (the "Company") approved a grant of Performance Shares and Retention Units under the Company’s Long-Term Incentive Program ("LTI Program") to key management employees, including the executive officers, for the Performance Period 2005-2007. The grant of Performance shares listed below for each officer includes a number of targeted Performance Shares (which assumes 100% attainment of performance goals) and Retention Units, respectively.

John S. Brinzo 14, 195, 2,505
David H. Gunning 5,780, 1,020
William R. Calfee 3,485, 615
Donald J. Gallagher 3,485, 615
Randy L. Kummer 2,465, 435
James A. Trethewey 2,125, 375
Dana W. Byrne , 1,275, 225
George W. Hawk, Jr. 1,530, 270
Robert J. Leroux 1,530, 270
John N. Tuomi 1,275, 225

The Performance Shares granted under the LTI Program measure performance for the period 2005-2007 on the basis of three factors: (1) relative total shareholder return, (2) three year average pre-tax return on net assets, and (3) accomplishment of strategic objectives, and are paid out in common shares. Retention units are a bookkeeping entry that records a unit equivalent to one common share and is paid out in cash, based on the value of a common share at the end of the three-year retention period.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit

10(a) Form of Long-Term Incentive Program Participant Grant and Agreement Year 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 15, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.a	Form of Long-Term Incentive Program Participant Grant and Agreement Year 2005